NORTH AMERICAN GOVERNMENT BOND FUND, INC.
                          MULTICLASS (RULE 18F-3) PLAN

                                 March 13, 2003

         This Plan (the "Plan") is adopted by NORTH AMERICAN GOVERNMENT BOND FUND, INC. (the "Company") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations, and the related exchange privileges, of each class of shares of beneficial interest identified in Appendix A (each a "Class", collectively the "Classes") of the series of the Company known as "ISI North American Government Bond Fund" (the "Fund").

SECTION 1.  CLASS DESIGNATIONS

         (A) The types of Classes of the Fund are: "A Shares" and "C Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (1) A SHARES. Are offered with a sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. The investment minimum is $5,000 (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan as described in the applicable prospectus).

         (2) C SHARES. Are offered with a sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $______ (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan as described in the applicable prospectus). Redemptions are subject to a 1.00% deferred sales charge if made within the first year of purchase.

SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

SECTION 3.  CLASS EXPENSE ALLOCATIONS

        (a) DISTRIBUTION EXPENSES. All expenses incurred under a Class's distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

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        (b)  SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

        (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

         (i)     Administration   and  transfer  agent  fees  and  expenses;
         (ii)    Litigation,  legal and audit fees;
         (iii)   State and foreign securities registration or other filing fees;
         (iv)    Shareholder  report  expenses;
         (v)     Trustee fees and expenses;
         (vi) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;
         (vii)   Expenses incurred in connection with shareholder meetings; and
         (viii) Subject to approval by the Board of Directors, such other fees and expenses as the Fund's administrator, currently Forum Administrative Services, LLC ("Forum"), deems to be allocable to specified Classes pursuant to Rule 18f-3.

         (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Fund on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment advisor and custodian and all portfolio based fees of the Fund's fund accountant are incurred by the Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Company on behalf of the Fund shall be allocated to the Fund, and such expenses shall be allocated to each Class in proportion to their relative net assets.

         (b) SETTLED SHARES METHOD Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to the Fund shall be allocated to each Class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by the Fund or Class to that person or to reimburse any or all expenses of the Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.

                                      -2-

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SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares for shares of the same Class of or any other Fund listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by the Directors of the Company after consultation with the Fund's investment adviser.

         (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Directors of the Company, including a majority of the Directors who are not interested persons of the Company as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Company. Prior to any material amendment to this Plan, the Board of Directors of the Company (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Directors who are not interested persons of the Company as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).

                                      -3-

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                    NORTH AMERICAN GOVERNMENT BOND FUND, INC.
                          MULTICLASS (RULE 18F-3) PLAN
                                   APPENDIX A:

                          FUNDS AND EXCHANGE PRIVILEGES
                                 March 13, 2003

------------------- --------------------------------- ----------------------------------------------------------------
CLASS                             FUND                                    EXCHANGE PRIVILEGES(A)
------------------- --------------------------------- ----------------------------------------------------------------
A Shares            ISI North American                A Shares of any series of any other ISI Fund (as
                    Government Bond Fund              defined below) or any series of an ISI Fund that does
                                                      not offer shares in separate classes.

                                                      For purposes hereof, the ISI Funds are: Total Return
                                                      U.S. Treasury Fund, Managed Municipal Fund, North
                                                      American Government Bond Fund. ISI Strategy Fund, Inc.,
                                                      and any other series of an open-end investment
                                                      company with respect to which International Strategy
                                                      & Investment Inc. acts as adviser.

------------------- --------------------------------- ----------------------------------------------------------------
C Shares            ISI North American                C Shares of any series of any other ISI Fund (as
                    Government Bond Fund              defined above)


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